EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-163079) and on Form S-8 (No. 333-161476) of Warner Chilcott plc of our report dated February 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pricewaterhouse Coopers LLP

Florham Park, NJ

February 25, 2011